UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2011 Incentive Award Plan (the “Plan”), (i) increasing the number of shares of common stock the Company is authorized to issue under the Plan by 3,000,000 shares, from 3,529,412 shares to 6,529,412 shares, and (ii) requiring stockholder approval to reprice certain equity awards granted under the Plan. A copy of the Amendment was attached as Appendix A to the amendment to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 4, 2014, the terms and conditions of which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2014 Annual Meeting was held at 1:00 p.m. Pacific Daylight Time on June 10, 2014 at the Luxe Sunset Boulevard Hotel in Los Angeles, California.

(b) At the 2014 Annual Meeting, the stockholders of the Company:

Proposal 1:	Elected the four nominated directors identified below, each to serve and to hold office for a one-year term until the close of the Company’s next annual meeting of stockholders in 2015, or until a successor has been duly elected and qualified or until their earlier resignation or removal.

Nominee	For	Against	Abstain	Broker Non-Votes
Alan H. Auerbach	26,377,922	495,086	0	796,299
Thomas R. Malley	25,202,249	1,670,759	0	796,299
Jay M. Moyes	24,578,207	2,294,801	0	796,299
Troy E. Wilson	26,786,933	86,075	0	796,299

Proposal 2:	Ratified the selection of PKF Certified Public Accountants, a Professional Corporation, as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
27,662,261	6,154	892	0

Proposal 3:	Approved the Amendment to the Plan referred to in Item 5.02 above.

For	Against	Abstain	Broker Non-Votes
19,360,953	7,510,819	1,236	796,299

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: June 11, 2014	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer